UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 12, 2012

Official Payments Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33475	94-3145844
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

3550 Engineering Drive Suite 400 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  770-325-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2012, the Board of Directors of Official Payments Holdings, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws, or the Bylaws, to reflect the Company’s name change from “Tier Technologies, Inc.” to “Official Payments Holdings, Inc.”, or the Name Change.  As previously announced, the Name Change was effective January 3, 2012.  No other changes were made to the Bylaws.

The full text of the Bylaws, as amended and restated on January 12, 2011 to reflect the Name Change, is filed herewith as Exhibit 3.1.  A copy of the Bylaws, marked to show changes from the prior bylaws, is filed herewith as Exhibit 99.1.

Item 8.01.  Other Events.

On January 12, 2012, the Company announced that it will hold its 2012 Annual Meeting of Stockholders on Thursday, March 29, 2012.  Stockholders of record at the close of business on February 14, 2012 are entitled to notice of, to attend and to vote at the annual meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICIAL PAYMENTS HOLDINGS, INC.
Date: January 13, 2012	By: /s/ Jeff Hodges
Name: Jeff Hodges Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws
99.1	Marked version of the Amended and Restated Bylaws, showing changes from the prior bylaws of the Company